EXHIBIT 3.1

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 05:42 PM 08/05/2003
                                                    Filed 05:36 PM 08/05/2003
                                                   SRV 0305111B1 - 3689596 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                    Securitized Asset Backed Receivables LLC

            1. The name of the limited liability company is Securitized Asset Backed Receivables LLC.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. "This Certificate of formation shall be effective on August 6, 2003."

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Securitized Asset Backed Receivables LLC, this 5th day of August, 2003.

                                             /s/ Peter Goettler
                                        --------------------------------------
                                                 Peter Goettler,
                                                 Organizer